Exhibit 10.3

AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE
PLAN
OF
C|NET, INC.

Amended and Restated as of September 1, 1999


TABLE OF CONTENTS


I.INTRODUCTION 1

II. DEFINITIONS 1

III. PARTICIPATION 3

IV.OPTIONS TO PURCHASE; MAXIMUM SHARES AVAILABLE 4

V.PURCHASE OF STOCK PURSUANT TO OPTIONS  5

VI.ADMINISTRATION OF PLAN  7

VII.ADJUSTMENT UPON CHANGES IN COMMON STOCK 8

VIII.AMENDMENT; TERMINATION OF PLAN 9

IX.MISCELLANEOUS  9


1996 EMPLOYEE STOCK PURCHASE PLAN
OF
C|NET, INC.


I.  INTRODUCTION

The purpose of the 1996 Employee Stock Purchase Plan is to make available to eligible employees of C|NET, Inc. ("C|NET"), and certain related companies a means of purchasing shares of C|NET Common Stock through voluntary, regular payroll deductions. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, but is intended to qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the
"Code"). The Plan shall be administered, interpreted and construed in accordance with Section 423 of the Code.

Participation in the Plan is entirely voluntary, and the Company makes no recommendations to employees as to whether they should or should not participate.


II.  DEFINITIONS

2.1.Definitions. The following words and phrases shall have the following meanings:

"Administrator" means the entity or person designated to act as Administrator of the Plan pursuant to Section 6.1.

"Base Compensation" means gross compensation for the relevant pay period, including overtime pay, but excluding all bonuses, severance pay, any extraordinary pay, expense allowances/reimbursements, moving expenses and income from restricted stock or stock option awards. For these purposes, gross compensation includes any amount that would be included in taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to
Section 125 of the Code.

"Board" means the Board of Directors of C|NET.

"Broker" means a duly licensed securities dealer, broker or agent designated to act as Broker of the Plan pursuant to Section 6.2.

"C|NET Company" means C|NET or a Related Corporation.

"Committee" means the Compensation Committee of the Board, which, to the extent required by Rule 16b3, shall consist entirely of disinterested directors (as defined in Rule 16b3).

"Common Stock" means C|NETs Common Stock, par value $.01 per share.

"Eligible Employee" means any employee of any C|NET Company, excluding any employee (a) whose customary employment with the employees Employer is 20 hours or less per week, (b) whose customary employment with the employees Employer is not for more than five months in any calendar year, or (c) who immediately after the grant of an option under this Plan to the employee would (in accordance with the provisions of Sections 423 and 424(d) of the Code) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the "employer corporation" or of its "parent corporations" or "subsidiary corporations," as defined in Section 424 of the Code.

"Employer" means, with respect to any Participant, the C|NET Company of which the Participant is an Eligible Employee.

"Fair Market Value" means, with respect to a share of Common Stock, the last sales price of a share of Common Stock as reported on the Nasdaq National Market (or other exchange on which the Common Stock is then listed) on the date of valuation, if such date is a business day, or the immediately preceding business day, if such date is not a business day; provided, however, that for purposes of this Plan, the Fair Market Value of a share of Common Stock for the first day of the Initial Option Period shall be the offering price to the public in the Companys initial public offering.

"Initial Option Period" means the Option Period commencing the Plan Start Date and ending on September 30, 1996.

"1933 Act" means the Securities Act of 1933, as amended.

"Option" means an option granted pursuant to this Plan at the beginning of each Option Period to acquire Common Stock.

"Option Exercise Date" means the last day of each Option Period.

"Option Period" means the period beginning on the first day of each fiscal quarter and ending on the last day of each fiscal quarter; provided, however, that the Initial Option Period shall commence on the Plan Start Date and shall end on the September 30, 1996.

"Payroll Deduction Account" means, with respect to each Participant, the amounts credited to the Participants account from the payroll deductions made by the Participant under this Plan, less any amounts withdrawn from such account (for payment of Common Stock, payment to the Participant, payment of withholding and other taxes or amounts or payment of other obligations or amounts).

"Participant" has the meaning set forth in Section 3.2.

"Plan" means the 1996 Employee Stock Purchase Plan of C|NET, Inc., as the same may be amended from time to time.

"Plan Start Date" means the first day on which the Common Stock is publicly traded on the Nasdaq National Market.

"Related Corporation" means any present or future corporation which (i) would be a "subsidiary corporation" or "parent corporation" of C|NET, as such terms are defined in Section 424 of the Code, and (ii) is designated as a participating employer in this Plan by the Board.

"Rule 16b3" means Rule 16b3 under the 1933 Act.

"Stock Account" means, with respect to each Participant, the number of whole shares of Common Stock credited under this Plan to the Participants account. Dividends with respect to shares of Common Stock credited to a Participants Stock Account shall be paid to the Participant and shall not be held in either the Participants Stock Account or Payroll Deduction Account.


III.  PARTICIPATION

3.1.Eligible Employees. Subject to Article VIII, all Eligible Employees as of the beginning of each Option Period may participate in the Plan for such Option Period at their election.

3.2.Participation Procedures. If an Eligible Employee does not otherwise have an election to become a Participant in effect, each Eligible Employee choosing to participate in the Plan (herein called a "Participant") during an Option Period shall enroll as a Participant in the Plan by filing with the Participants Employer a completed enrollment form (authorized by the Administrator) no later than (a) 7 days prior to the beginning of any Option Period other than the Initial Option Period, and
(b) 3 days prior to the Initial Option Period.

3.3.Employee Contributions. Subject to other limitations provided in this Plan, a Participant may contribute under the Plan a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participants
Base Compensation up to a maximum of $25,000 per calendar year. Contributions may be made only through regular payroll deductions, net of any tax or other withholdings.

An enrollment form and payroll deduction authorization will remain effective for each Option Period until terminated in writing by a Participant or until the Participant is no longer eligible to participate in the Plan. The payroll deduction authorization may be reduced or terminated at any time by the Participants written request submitted to the Participants
Employer: provided, however, that a Participant may not recommence or increase payroll deductions until the beginning of the next Option Period, nor may a Participant make more than one revision of the Participants payroll deduction authorization in any Option Period. Termination of deductions shall constitute withdrawal from the Plan as set forth in Section
3.5 and cancellation of any outstanding Options of the Participant.
Reduction or termination of deductions will become effective as soon as practicable after a Participants written request is received by the Participants Employer.

3.4.Participant Restriction. Notwithstanding any provisions of this Plan to the contrary, no Participant will be granted an option under this Plan which would permit (a) the Participants rights to purchase shares of stock under all employee stock purchase plans of C|NET and "parent corporations" and "subsidiary corporations" (within the meaning of Section 424 of the Code) to accrue at a rate which exceeds $25,000 in Fair Market Value of such stock (determined at the time each Option is granted) for each calendar year during which any Option granted to such Participant is outstanding at any time, as provided in Sections 423 and 424(d) of the Code; and (b) the Participant to acquire Common Stock as a result of the exercise of such Option having a Fair Market Value (determined at the time the Option is granted) of more than $5,000.

3.5.Withdrawal from Plan.  A Participant may withdraw from the Plan
(thereby canceling all Options then in existence) at any time by giving written notice to the Participants Employer and to the Administrator. The Administrator shall, as soon as practicable after receiving written notice of a Participants withdrawal from the Plan, cause to be delivered to the Participant (i) a certificate issued in the name of the Participant representing the number of full shares of Common Stock held in the Participants Stock Account and (ii) a check representing any funds held to the credit of the Participants Payroll Deduction Account. A Participant who has withdrawn from the Plan may thereafter reenter the Plan by following the procedure described under Section 3.2, but not sooner than the beginning of the next Option Period after the Participant has withdrawn from participation.

3.6.Termination of Participants Employment. Upon termination of a Participants employment from the C|NET Companies for any reason, including death or disability, the Participants Stock Account and Payroll Deduction Account in the Plan shall be closed, and all existing Options held by the Participant shall be canceled. The Administrator shall, as soon as practicable after termination of a Participants employment, cause to be delivered to the Participant or the Participants estate or the Participants designated beneficiary as provided below, as applicable, (i) a certificate issued in the name of the Participant representing the number of full shares of Common Stock in the Participants Stock Account, and (ii) a check representing any funds held to the credit of the Participants Payroll Deduction Account. In the event of a Participants death, the Participants Common Stock and Payroll Deduction Account shall be delivered and paid to the estate of such Participant or to a beneficiary designated by the Participant in writing on a form approved by the Administrator.


IV.  OPTIONS TO PURCHASE STOCK; MAXIMUM SHARES
AVAILABLE

4.1.Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in Common Stock under Article VII, shall be 350,000 shares.

4.2.Offerings. Subject to Article XIII, the Company shall make consecutive offerings on the beginning of each Option Period to Participants to purchase Common Stock as long as shares authorized remain available for issuance. Each offering as of the beginning of each Option Period shall be the total number of shares authorized under
Section 4.1, less the number of shares issued by purchases of Common Stock under Section 5.5 in prior Option Periods.


V.  PURCHASE OF STOCK PURSUANT TO OPTIONS

5.1.Payroll Deduction Accounts. Each C|NET Company will deduct from its Participants paychecks such amounts as have been authorized by the Participants and, promptly after the end of each month, remit to the Administrator all amounts so deducted during the month, together with a report showing each Participant and the amounts allocable to the Payroll Deduction Account of each Participant. The Administrator shall credit each Participants Payroll Deduction Account with the amount of such deposits, and shall reduce the Participants Payroll Deduction Account by the purchase price of all Common Stock purchased by the Participant under this Plan and by any other withdrawals from the Participants Payroll Deduction Account. The Plan, through its Administrator, shall purchase for the Stock Accounts of the Participants shares of Common Stock with funds received under the Plan.

5.2.Stock Accounts.  The Administrator will open and maintain a Stock
Account in the name of each Participant to which will be credited all shares of Common Stock purchased for the Participants benefit. All shares held under the Plan will be registered in the name of the Plan, the Administrator or the Administrators nominee, and will remain so registered until the shares are delivered to the Participant. The Participant shall have the right to sell all or any part of the shares held in the Participants Stock Account, pursuant to procedures established by the Administrator.

5.3Grant of Options and Purchase. Subject to Article VIII, each person who is a Participant on the first day of an Option Period will as of the first day of such Option Period be granted an Option for such period. Such Option will be for the number of whole shares (not in excess of the share maximum as hereinafter defined) of Common Stock to be determined by dividing (a) the balance in the Participants Payroll Deduction Account on the Option Exercise Date, by (b) the purchase price per share of Common Stock determined under Section 5.4 below. For purposes of the immediately preceding sentence, the share maximum with respect to any Option for any Option Period shall be the quotient of (c) $5,000, divided by (d) the Fair Market Value of a share of Common Stock at the beginning of the Option Period; provided, however, that the quotients in this Section 5.3 shall be rounded down to a whole number.
The number of shares of Common Stock receivable by each Participant upon exercise of an Option for an Option Period shall be reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.

5.4Purchase Price. The purchase price of each share of Common Stock sold pursuant to the exercise of an Option shall be equal to the product of
(a) 0.90 multiplied by (b) the lesser of (i) the Fair Market Value of the Common Stock on the first day of the Option Period, or (ii) the Fair
Market Value of the Common Stock on the last day of the Option Period.

5.5Exercise of Options. Each person who is a Participant in the Plan on the Option Exercise Date will be deemed to have exercised on the Option Exercise Date the Option granted to the Participant for that Option Period. Upon such exercise, the balance of the Participants Payroll Deduction Account shall be applied to the purchase of the number of whole shares of Common Stock determined under Section 5.3, and the amount of shares of Common Stock purchased shall be credited to the Participants Stock
Account. In the event that the balance of the Participants Payroll Deduction Account following an Option Period is in excess of the total purchase price of the shares of Common Stock so sold, the balance of the Payroll Deduction Account shall be returned to the Participant; provided, however, that if the balance in the Payroll Deduction Account consists solely of an amount equal to the value of a fractional share it will be retained in the Payroll Deduction Account and carried over to the next Option Period. No fractional shares shall be issued hereunder.

Notwithstanding anything herein to the contrary, C|NETs obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares, to any requirements of the Nasdaq National Market or any national securities exchange applicable thereto, and to compliance by C|NET with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

5.6.No Assignment of Participants Interest in Plan. A Participant may not assign, sell, transfer, pledge, hypothecate or alienate any Options or other interests in or rights under the Plan. Options under the Plan are exercisable by a Participant during the Participants lifetime only by the Participant. All employees shall have the same rights and privileges under the Plan.

5.7.Vesting. Each Participant will immediately acquire full ownership of all shares of Common Stock at the time such shares are credited to the Participants Stock Account.

5.8.Delivery of Stock. A Participant may instruct the Administrator, in writing, at any time to deliver to the Participant a certificate, issued in the name of the Participant, representing any or all of the full shares of Common Stock held in the Participants Stock Account. As soon as practicable after receiving such instructions, the Administrator shall cause the certificate to be mailed to the Participant. Such instruction to the Administrator, requesting delivery of a certificate, will not affect the Participants status under the Plan unless the Participant also terminates the payroll deduction authorization. To the extent required by Rule 16b3 at the time, any Participant who is subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and who requests delivery of a certificate must either (i) cease participation in the Plan for at least six months, or (ii) hold the Common Stock represented by the certificate for a period of six months prior to disposition of that stock.

5.9.Dividends, Splits and Distributions. Any stock dividends or stock splits in respect of shares held in the Participants Stock Account will be credited to the Participants account without charge. Any distributions to holders of Common Stock of other securities or rights to subscribe for additional shares will be sold and the proceeds will be handled in the same manner as a cash dividend, unless the Participant instructs the Administrator to the contrary.

5.10.Voting Rights. The Administrator will deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by C|NET to its stockholders. The full shares of Common Stock in each Participants Stock Account will be voted in accordance with the Participants signed proxy instructions duly delivered to the Administrator. There will be no charge to the Participant for the Administrators retention or delivery of stock certificates, or in connection with notices, proxies or other such material.

5.11.No Interest to be Paid. No interest will be paid to or credited to the Payroll Deduction Accounts or Stock Accounts of the Participants.


VI.  ADMINISTRATION OF PLAN

6.1.The Administrator and the Committee. To carry out the purposes of the Plan, the Committee shall appoint an Administrator. The
Administrator may be any company or individual that the Committee deems qualified, including C|NET. The Administrator shall be responsible for the implementation of the Plan, including allocation of funds and stock to the Payroll Deduction Accounts and Stock Accounts and keeping adequate and accurate records for the Participants.

The Committee shall be entitled to adopt and apply guidelines and procedures consistent with the purposes of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and all such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

6.2.Broker. The Administrator may, in its discretion, with the consent and approval of the Committee, appoint a Broker. The Broker may be any company or individual that the Committee deems qualified; provided, however, that the Broker shall be a licensed security dealer, broker, or agent authorized to make purchases and sales of Common Stock.

6.3.Reporting to Participants. The Administrator will send to each Participant a statement at the end of each calendar quarter (or such other period as determined by the Committee in its sole discretion). Each such statement shall contain information concerning transactions in the Participants Payroll Deduction Account and Stock Account during the relevant period and reflect the balance in the Participants Payroll Deduction Account and Stock Account at the end of such period.


VII.  ADJUSTMENT UPON CHANGES IN COMMON STOCK

7.1.Changes in Common Stock.  If any change is made in the Common
Stock (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator may make appropriate adjustments in the number of shares and price per share of Common Stock subject to the Plan or to any Option granted under the Plan.

7.2.Dissolution; Merger; Capital Reorganization; Etc.  In the event of
(i) a dissolution or liquidation of C|NET; (ii) a merger or consolidation in which C|NET is not the surviving corporation, or a reverse merger in which C|NET is the surviving corporation but the shares of Common
Stock by virtue of the merger are converted into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than 50 percent of the shares of Common
Stock entitled to vote are exchanged, the Plan shall terminate, unless another corporation assumes the responsibility of continuing the operation of the Plan or the Committee determines in its discretion that the Plan shall nevertheless continue in full force and effect. If the Committee elects to terminate the Plan, the Administrator shall send to each Participant a stock certificate representing the number of whole shares to which the Participant is entitled. In addition, the Administrator shall send checks drawn on the Plans account to each Participant in an amount equal to the funds held to the credit of such Participants Payroll Deduction Account.

7.3.Companys Right to Restructure, Etc. The grant of any right to a Participant pursuant to the Plan shall not affect in any way the right or power of C|NET to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


VIII.  AMENDMENT; TERMINATION OF PLAN

8.1.Amendment and Termination. C|NET, acting through the Committee, reserves the right to amend or terminate the Plan at any time or times; provided that, to the extent required under Rule 16b3, any amendment (a) increasing or decreasing the number of shares to be reserved under the Plan (other than as required pursuant to Section 7.1) or
(b) altering the eligibility criteria of Eligible Employees for participation in the Plan, will have no force or effect unless it is approved by the stockholders of C|NET within twelve months before or after its adoption.

In addition, the Plan shall terminate automatically on January 1, 2006, or on any Option Exercise Date when Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase, subject to the allocation of remaining shares pursuant to the last sentence of Section 5.3. Upon termination of the Plan, all amounts held in the Payroll Deduction Accounts shall, to the extent not used to purchase shares of Common Stock, be refunded to the Participants entitled thereto.

8.2.Satisfaction of Requirements Under the 1933 Act.
Notwithstanding any provisions of this Plan to the contrary, no purchase rights granted under this Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until C|NET has complied with all the applicable requirements of the 1933 Act, all applicable listing requirements of the Nasdaq National Market or any other stock exchange on which the Common Stock is listed for trading, and all other applicable requirements established by law or regulation. In the event such compliance is not effected by the end of the Initial Option Period, then this Plan shall terminate and have no further force or effect, and all sums collected from the Participants during the Initial Option Period hereunder shall be refunded without interest.


IX.  MISCELLANEOUS

9.1.Expenses of Plan. The Brokers brokerage commissions, if any, incurred in connection with transactions in Common Stock under the Plan, and the Administrators administrative charges for maintaining Participants accounts relating to purchases of securities and all other expenses of administering or maintaining the Plan will be paid by the Company. If the Company is acting as Administrator, no expenses will be charged to the Participants.

9.2.Indemnification. In the event and to the extent not insured against under any contract of insurance with an insurance company, C|NET shall indemnify and hold harmless each "Indemnified Person," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses (specifically including, but not limited to, counsel fees to the extent approved by the Board or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement, with the approval of the Board, arising from any action or cause of action related to the Indemnified Persons act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses and liability arise in whole or in part from (a) the negligence or other fault of the Indemnified Person, or
(b) from the imposition on such Indemnified Person of any civil penalties or excise taxes pursuant to the Code or any other applicable laws; except when the same is judicially determined to be due to gross negligence, fraud, recklessness, or willful or intentional misconduct of such Indemnified Person. "Indemnified Person" shall mean each member of the Board, the Administrator, each member of the Committee and each other employee of any C|NET Company who is allocated fiduciary responsibility hereunder.

9.3.No Contract of Employment Intended. The granting of any rights to an Eligible Employee under this Plan shall not constitute an agreement or understanding, express or implied, on the part of any C|NET Company, to employ such Eligible Employee for any specified period.

9.4.Governing Law. The construction, validity and operation of this Plan shall be governed by the laws of the State of Delaware.

9.5.Exempt Transactions.  With respect to reporting persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b3 or its successors, as in effect from time to time. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

9.6.Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforcability shall not affect the remaining provisions of this Plan, but such invalid, illegal or unenforceable provisions shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

9.7.No Liability of C|NET. Neither C|NET, its directors, officers or employees of the Committee, nor any Related Corporation which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that the Plan does not qualify under Section 423 of the Code.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted effective as of the Plan Start Date.


C|NET, INC.



By:
Name:
Title: